UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) August 14, 2006


                         SYNOVICS PHARMACEUTICALS, INC.
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             (Exact name of registrant as specified in its charter)


          Nevada                     0-22011                  86-0760991
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      (State or other       (Commission File Number)         (IRS Employer
      jurisdiction of                                     Identification No.)
      incorporation)


   2575 East Camelback Road, Ste. 450, Phoenix, AZ               85016
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       (Address of principal executive offices)               (Zip Code)

        Registrant's telephone number, including area code (602) 508-0112

                                Bionutrics, Inc.
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         (Former name or former  address,  if changed since last report.)  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   OTHER EVENTS

      The Registrant has received a letter, dated July 28, 2006 (the "Letter"), summarizing the findings of the periodic investigation by the United States Food and Drug Administration (the "FDA") relating to the Registrant's recently acquired subsidiary, Kirk Pharmaceuticals ("KIRK"). The Letter relates a number of deficiencies in the quality control procedures and other processes of Kirk. Specifically and without limitation, the Letter describes discrepancies in manufactured batches of pharmaceutical products, internal review and record failures, failures to follow production and quality control guidelines, inadequate training of personnel, inadequate staffing, and inadequate laboratory controls and product labeling. As a result of the Registrant's due diligence investigation of Kirk prior the closing of the acquisition, the Registrant generally anticipated the findings set forth in the Letter and is in the process of establishing corrective measures to ensure that the operations and procedures of Kirk address the deficiencies identified in the Letter and fully comply with relevant FDA requirements.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


      Dated: August 21, 2006

                                             SYNOVICS PHARMACEUTICALS, INC.

                                         By:    /s/ Ronald H. Lane
                                               ----------------------------
                                         Name:  Ronald H. Lane, PhD.
                                         Title: President